                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC.  20549

                            FORM 8-K/A
                          Amendment No. 1

                          CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                         December 18, 2009

                       HANCOCK HOLDING COMPANY
       (Exact name of registrant as specified in its charter)

      Mississippi                   0-13089                  64-0693170
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)             Identification Number)
     incorporation)

    One Hancock Plaza
    Gulfport, Mississippi                                       39501
(Address of principal executive offices)                      (Zip code)

                           (228) 868-4727
        (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Explanatory Note

On December 23,  2009,  Hancock  Holding  Company (the  Company)  filed a Current  Report on Form 8-K (the
Original  Report) to report that its wholly-owned  subsidiary,  Hancock Bank (the Bank) had entered into a purchase  and  assumption  agreement  on  December  18,  2009 (the  Agreement)  with the  Federal  Deposit
Insurance  Corporation  (FDIC)  and the FDIC as  receiver,  pursuant  to which the Bank  acquired  certain assets and assumed  substantially  all of the deposits and certain  liabilities  of Panama City, FL, based
Peoples First Community Bank (Peoples First). In connection with the Peoples First  acquisition,  the Bank did not acquire any other real estate  owned as of December  18,  2009.  The final fair values of acquired loans and the final list of the assets  acquired and  liabilities  assumed remains subject to finalization and revision by the FDIC and the Bank, in accordance with accounting guidance on business acquisitions.

This Current  Report on Form 8-K/A (the  Amendment)  amends and  supplements  the  disclosure  provided in
Items 2.01 of the Original  Report.  Except as otherwise  provided herein,  the other  disclosures made in the Original  Report  remain  unchanged.  All  financial  and other  numeric  measures of Peoples First as described below were based upon information as of December 31, 2009 and may be subject to change.

The  Company  has  omitted  certain  financial  information  of  Peoples  First  required  by Rule 3-05 of
Regulation  S-X and the related pro forma  financial  information  under Article 11 of  Regulation  S-X in accordance  with a request  for  relief  submitted  to the  Commission  in  accordance  with the  guidance
provided  in  Staff  Accounting  Bulletin  1:K,  Financial   Statements  of  Acquired  Troubled  Financial
Institutions  ("SAB:1K").  SAB  1:K  provides  relief  from  the  requirements  of Rule  3-05  in  certain instances,  such as the transaction,  where a registrant engages in an acquisition of a significant amount of assets of a troubled  financial  institution  that involves  pervasive  federal  assistance and audited financial statements of the troubled financial institution that are not reasonably available.

Statements made in this Amendment,  other than those concerning historical financial  information,  may be considered  forward-looking  statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties.  These  forward-looking  statements  include,  without
limitation,   statements  regarding  the  Company's  expectations   concerning  its  financial  condition,
operating results, cash flows, liquidity and capital resources.  A discussion of risks,  uncertainties and other factors that could cause actual results to differ materially from  management's  expectations is set forth under the captions  "Forward-Looking  Statements",  "Risk Factors" and "Management's  Discussion and
Analysis of Financial  Condition and Results of  Operations"  in the Company's  Annual Report on Form 10-K
for the year ended December 31, 2009.

Item 2.01 Completion of Acquisition or Disposition of Assets

The  following  discussion of assets  acquired and  liabilities  assumed are  presented at estimated  fair value on the date of the Agreement.  The fair values of the assets acquired and  liabilities  assumed were determined as described in Note 2 to the  Company's  2009 Annual Report on Form 10-K filed on February 17,
2010,  which should be read in conjunction  with this filing.  These fair value estimates are based on the information  available,  and are  subject  to  change  for up to one year  after the  closing  date of the acquisition as additional  information  relative to closing date fair values becomes  available.  The Bank and the FDIC are  engaged in  on-going  discussions  that may impact  which  assets  and  liabilities  are ultimately  acquired or assumed by the Bank and/or the purchase price.  In addition,  the tax treatment of
FDIC  assisted  acquisitions  is  complex  and  subject  to  interpretations  that may  result  in  future adjustments  of deferred  taxes as of the  acquisition  date.  The  disclosure set forth in this Item 2.01 reflects the status of these items to the best of  management's  knowledge  as of February  17, 2010,  the date of the Company's 2009 Annual Report Form 10-K.

The Company  acquired assets with a fair value of  approximately  $1.72 billion;  including $950.4 million of loans,  $10.3 million of FHLB stock,  $5.9 million of securities  available for sale,  $98.1 million of cash and cash  equivalents,  $325.6  million  related to the FDIC's  indemnification  of the Bank  against certain  future losses  described  below,  $11.6 million in core deposit  intangibles,  and $11.2  million of other assets.  The Bank  received cash of $302.2  million from the FDIC for the  assumption of  the net liability  from the  FDIC.  Liabilities with a  fair value  of approximately  $1.69 billion  were assumed,
including   $1.56   billion   of deposits, $116.3   million of FHLB  advances, and  $15.3 million of other
liabilities.  The Bank  recognized a  pre-tax,  bargain  purchase  gain of  $33.6  million resulting in an after-tax  gain of $20.7 million.

The Bank also entered into loss sharing  agreements with the FDIC that  collectively  cover  approximately
$1.46 billion of assets which include single family  residential  mortgage  loans,  commercial real estate and  commercial  and  industrial  loans  and  other  loans.  Pursuant  to the  terms of the  loss  sharing agreements,  the FDIC's  obligation to reimburse the Bank for losses with respect to covered assets begins with the  first  dollar of loss  incurred.  The FDIC  will  reimburse  the Bank for 80% of losses of up to
$385.0  million  with respect to covered  assets.  The FDIC will  reimburse  the Bank for 95% of losses in excess of this  amount.  The Bank will  reimburse  the FDIC for its share of  recoveries  with  respect to losses for which the FDIC paid the Bank a reimbursement under the loss sharing  agreements.  Certain other assets of Peoples  First were  acquired by the Bank that are not covered by loss sharing  agreements  with the FDIC.  These assets include  marketable  securities  purchased at fair market value and other tangible assets.

The following table  summarizes the assets covered by the loss sharing  agreements,  the amount covered by the FDIC and the estimated fair values:

                                                      December 18, 2009
                                                 Amount Covered      Fair Value
                                              --------------------- ------------
                                                    (dollars in millions)
                                              ----------------------------------
Assets subject to stated threshold:
Loans                                          $           1,461.5   $    950.4
                                              ===================== ============

The loss sharing agreement  applicable to single family residential  mortgage loans provides for FDIC loss sharing and Bank  reimbursement  to the FDIC for  recoveries  for ten years.  The loss  sharing  agreement applicable to  commercial  loans and other  covered  assets  provides for FDIC loss sharing for five years and Bank reimbursement to the FDIC for a total of eight years for recoveries.

The loss  sharing  agreements  are subject to certain  servicing  procedures  as specified in an agreement with the FDIC. The fair value of the loss sharing agreements was recorded as an  indemnification  asset at an estimated fair value of $325.6 million on the Acquisition date.

The foregoing  summary of the  Agreement,  including the loss sharing  agreements,  is not complete and is qualified in its entirety by reference to the full text of the  Agreement,  which is  incorporated  herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Discussion

As set forth in Item 2.01 above,  on December  18,  2009,  the Bank  acquired  certain  assets and assumed substantially  all of the deposits and certain  liabilities of Peoples First pursuant to the Agreement.  A narrative  description  of  the  anticipated  effects  of  the  Acquisition  on  the  Company's  financial condition,  liquidity,  capital resources and operating results is presented below. This discussion should be read in  conjunction  with the  historical  financial  statements and the related notes of the Company, which have been filed with the Securities and Exchange Commission (the Commission).

The  acquisition  increased  the  Company's  total assets and total  deposits by  approximately  25.2% and
28.8%,  respectively,  as compared  with  balances at September  30, 2009,  and is expected to  positively affect the Company's  operating results,  to the extent the Company earns more from interest earned on its assets  than it pays in  interest  on  deposits  and other  borrowings.  The  ability  of the  Company  to successfully  collect interest and principal on loans acquired and collect  reimbursement from the FDIC on the related indemnification asset will also impact cash flows and operating results.

The  acquisition  was accounted for under the purchase  method of accounting in accordance  with generally accepted accounting  principles regarding  acquisitions.  However, the amount that the Company realizes on these assets could differ  materially  from the fair value  primarily as a result of changes in the timing and  amount  of  collections  on the  acquired  loans in  future  periods.  Because  of the  loss  sharing agreements  with the FDIC on these  assets,  as described in Item 2.01 above,  the Company does not expect to incur  significant  losses. To the extent the actual values realized for the acquired loans differ from the estimated amounts,  the  indemnification  asset will generally be impacted in an offsetting manner due to the loss sharing support from the FDIC.

Financial Condition

In the  Acquisition,  the Bank purchased  $950.4  million of loans at fair value,  net of a $511.1 million estimated  discount  to  the  outstanding  principal  balance,  representing  approximately  18.8%  of the
Company's  total loans and leases (net of the  allowance  for loan and lease losses) at December 31, 2009.
The Bank  acquired  $98.1  million  in cash  and  cash  equivalents,  excluding  cash  paid by the FDIC in conjunction  with the  acquisition,  $10.3  million of FHLB stock,  and $5.9 million of securities at fair value.

The  following  table  presents  information  with respect to the fair value of interest  earning cash and cash  equivalents,  FHLB stock, as well as their book balance at acquisition  date,  contractual  term and contractual yield, as of December 18, 2009 (dollars in thousands).

                                                                                       Weighted Average      Weighted Average
                     Type of Asset                        Par Value      Fair Value   Months to Maturity     Contractual Yield
------------------------------------------------------   ------------  -------------- -------------------   -------------------

Interest earning deposits in other banks, the Federal
Reserve and federal funds sold                             $ 54,546       $ 54,546               -                  0.24%

Federal Home Loan Bank of Atlanta stock                      10,288         10,288             n/a                    n/a

The table below reflects the acquired securities available for sale at acquisition date:

                                                                         December 18, 2009
                                                          ------------------------------------------------
                                                               Fair Value             Weighted Average
                                                                                      Contractual Yield
                                                          ------------------------------------------------
                                                                      (dollars in thousands)

U.S. treasury note                                         $            982                  5.75%
U.S. agency mortgage backed securities                                4,879                  4.11%
                                                          ----------------------
     Total                                                 $          5,861                  4.38%
                                                          ======================

All of the  acquired  investment  securities  were  pledged  as  collateral  to  secure  public  funds  at acquisition date.

The estimated  fair values of investment  securities  are shown below by  contractual  maturity.  Expected maturities may differ from  contractual  maturities  because  issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               December 18, 2009
                                            --------------------------------------------------------
                                                        Fair Value                     Weighted
                                                                                        Average
                                                                                      Contractual
                                                                                         Yield
                                            --------------------------------------------------------
                                                            (dollars in thousands)

Due within one year                                 $            982                     5.75%
Due after one through five years                               1,579                     2.81%
Due after five through ten years                               2,379                     4.17%
Due after ten years                                              921                     4.81%
                                            ----------------------------
     Total                                          $          5,861
                                            ============================

The  following  table  presents  information  regarding the loan  portfolio  acquired on December 18, 2009
(dollars in thousands):

                                      Unpaid
                                     Principal        Fair Value                          Weighted Average       Weighted Average
     Type of Loan                     Balance         Adjustment          Fair Value     Months to Maturity     Contractual Yield
-----------------------------    ----------------  ----------------    ----------------  -------------------    -------------------
Construction                       $ 470,681           $ 197,242           $ 273,439                 9                  6.26%
Real estate secured                  943,947             306,672             637,275               174                  5.88%
Commerical and Industrial             17,524               4,102              13,422                25                  5.80%
Consumer                              29,389               3,095              26,294                34                 10.94%
                                -------------      ----------------    ----------------
      Total                      $ 1,461,541           $ 511,111           $ 950,430               119                  6.13%
                                =============      ================    ================

At December 18, 2009,  the fair values of loans with fixed  interest  rates and  variable  interest  rates were  $221.3  million  and  $729.1  million,  respectively.  The  fair  value  of  loans  receivable  with deterioration  of credit  quality  accounted for using the cost  recovery  method was $55.6 million due to our  initial  assessment  of the  uncertainty  of the  expected  cash  flows.  Each  of  the  loans  is on nonaccrual  status.  Loans with  deterioration  of credit  quality that have an accretable  difference are not included in  nonperforming  balances  even though the customer may be  contractually  past due.  These loans will accrete interest income over the remaining life of the loan.

The Bank assumed $1.56 billion in deposits at estimated fair value. This amount  represents  approximately
21.7% of the Bank's total deposits of $7.20 billion at December 31, 2009.

Deposits assumed are composed of the following at acquisition date:

                                                                   December 18, 2009
                                                    -----------------------------------------------
                                                        Fair Value                     Weighted
                                                                                       Average
                                                                                     Contractual
                                                                                        Yield
                                                    -----------------------------------------------
                                                                  (dollars in thousands)

Non-interest bearing demand deposits                    $        96,106                   n/a
Interest bearing demand deposits                                337,786                 1.07%
Savings deposits                                                 52,651                 0.73%
Time deposits                                                 1,076,394                 3.00%
                                                    ----------------------
   Total                                                $     1,562,937
                                                    ======================

At acquisition  date, the scheduled  maturities of certificates of deposit and other time deposits of more than $100,000 were as follows:

                                                            December 18, 2009
                                                      ------------------------------
                                                               Fair Value
                                                      ------------------------------
                                                         (dollars in thousands)
Three months                                               $            205,464
Over three through six months                                           105,913
Over six months through one year                                        122,634
Over one year                                                            64,965
                                                      ------------------------------
Total                                                      $            498,976
                                                      ==============================

In its  assumption  of the  deposit  liabilities,  the  Bank  believed  that  the  customer  relationships associated  with these deposits have  intangible  value,  in accordance  with  accounting for goodwill and other  intangible  assets in a business  combination.  The Bank determined the estimated fair value of the core deposit  intangible  asset totaled $11.6  million,  which will be amortized  utilizing an accelerated amortization  method over an estimated  economic life not to exceed 10 years. In determining the valuation amount,  deposits  were analyzed  based on factors such as type of deposit,  deposit  retention,  interest rates, and age of deposit relationships.

Future  amortization of this core deposit  intangible  asset over the estimated life will decrease results of  operations,  net of any potential tax effect.  Since  amortization  is a noncash item, it will have no effect  upon future  liquidity  and cash flows.  For the  calculation  of  regulatory  capital,  this core deposit  intangible  asset is disallowed and is a reduction to equity  capital.  The Company  expects that disallowing  this  intangible  asset should not  materially  adversely  affect the Company's or the Bank's regulatory capital ratios.

The core  deposit  intangible  asset is subject to  significant  estimates  by  management  of the Company related to the value and the life of the asset.  These  estimates  could  change over  time.  The  Company will review the valuation of this asset  periodically  to ensure that no impairment  has occurred.  If any impairment  is  subsequently  determined,  the  Company  will record the  impairment  as an expense in its consolidated statement of operations.

The Bank also assumed  $116.3 million in FHLB  advances,  at estimated fair value.  Within five days after acquisition,  the Company paid off $85.5  million of the FHLB  advances  which had  overnight  maturities.
The advances  were secured by a blanket lien on eligible  loans plus cash.  The advances  were recorded at their estimated fair values which were derived using  prepayment  pricing  supplied by the FHLB and have a weighted average effective interest rate of 3.41%. The remaining advances mature in less than 2 years.

Operating Results and Cash Flows

The  Company's  management  has from  time to time  become  aware  of  acquisition  opportunities  and has performed  various levels of review related to potential  acquisitions in the past.  This  acquisition was attractive to the Company for a variety of reasons, including the:

o    ability to increase the Company's market share in Florida;
o    attractiveness in the pricing of the acquired loan portfolios including the indemnification assets;
o    attractiveness  of  immediate  low cost core deposit  funds given that over the past  several  years, organic core deposit growth has been exceptionally  difficult as financial  institutions  compete for deposits; and
o    opportunities  to enhance  income and  efficiency  due to  duplications  of effort and  decentralized processes  as the  Company  expects to  enhance  income by  centralizing  some  duties  and  removing duplications of effort.

Based on these and other factors,  including the level of FDIC support related to the acquired loans,  and other real estate,  the Company  believes that the acquisition  will have an immediate  positive impact on its earnings.

The acquisition had an immediate  accretive impact to the Company's  financial  results as it recognized a day 1 pre-tax gain upon  acquisition of $33.6 million.  The  transaction  resulted in an after-tax gain of
$20.7 million. Based on December 31, 2009 information,  excluding  post-acquisition balance sheet changes, total assets  acquired make up 19.7%,  or $1.72 billion,  of the Company's  total assets of $8.70 billion, and total  deposits  assumed make up 21.7%,  or $1.56  billion,  of the Company's  total deposits of $7.20 billion.  The Company believes that the transaction  will improve the Bank's net interest  income,  as the
Bank earns more from  interest  earned on its loans and  investments  than it pays in interest on deposits and borrowings.

The extent to which the Bank's  operating  results  may be  adversely  affected by the  acquired  loans is largely offset by the loss sharing  agreements and the related  discounts  reflected in the estimated fair value of these assets at the  acquisition  date. In accordance with the provisions of accounting for loans with  evidence of credit  deterioration,  the fair  values of the  acquired  loans  reflect an estimate of expected credit losses related to these assets.  As a result,  the Company's  operating results would only be  adversely  affected by loan losses to the extent that such losses  exceed the expected  credit  losses reflected in the fair value of these assets at the acquisition  date. In addition,  to the extent that the stated  interest rate on acquired  loans was not  considered a market rate of interest at the  acquisition date,  appropriate  adjustments  to the  acquisition-date  fair value  were  recorded.  These  adjustments mitigate the risk associated with the acquisition of loans earning a below-market rate of return.

The  accounting  guidance for loans with evidence of  deterioration  of credit  quality since  origination applies to a loan, for which it is probable,  at acquisition,  that the investor will be unable to collect all contractually  required  payments  receivable.  This accounting  guidance  prohibits  carrying over or creating an allowance for loan losses upon initial  recognition  for loans that fall under its scope.  The
Company  also has  elected to  recognize  income on loans  without  evidence  of  deterioration  of credit quality  in  the  same  manner  as  loans  with  credit  quality  deterioration.  As of  the  date  of the acquisition,  the  preliminary  estimate  of the  contractual  principal  and  interest  payments  for all purchased impaired and non-impaired  loans was $1.92 billion,  a non-accretable  amount of $653.8 million, and the  estimated  fair  value of the loans was  $950.4  million,  net of an  accretable  yield of $315.8 million.  These amounts were determined based upon the estimated  remaining life of the underlying  loans, which  include the effects of estimated  prepayments,  expected  credit  losses and market  liquidity  and interest  rates.  Additionally,  the Bank has  elected  to treat  $55.6  million  of loans  under the cost recovery method as expected cash flows could not be reasonably estimated.

The loss sharing  agreements  will likely have a material  impact on the cash flows and operating  results of the Company in both the  short-term  and the  long-term.  In the  short-term,  as stated  above,  it is likely that there will be a significant  amount of the covered assets that will  experience  deterioration in payment  performance or will be determined to have inadequate  collateral values to repay the loans. In such instances,  the Company will likely no longer receive payments from the borrowers,  which will impact cash flows. The loss sharing  agreements will not fully offset the financial  effects of such a situation.
However,  if a loan is  subsequently  charged  off or charged  down after the  Company  exhausts  its best efforts  at  collection,  the  loss  sharing  agreements  will  cover a  substantial  portion  of the loss associated with the covered assets.

The  long-term  effects  that the  Company may  experience  will  depend  primarily  on the ability of the borrowers  under the various loans  covered by the loss sharing  agreements to make payments over time. As the loss  sharing  agreements  cover up to a  10-year  period  (5 years  for  commercial  loans  and other assets),  changing  economic  conditions  will  likely  impact  the timing of future  charge-offs  and the resulting  reimbursements  from the FDIC. The Company  believes that any recapture of interest  income and recognition  of  cash  flows  from  the  borrowers  or  received  from  the  FDIC  (as  part  of the  FDIC indemnification  asset)  may be  recognized  unevenly  over  this  period,  as the  Company  exhausts  its collection efforts under its normal practices.  In addition,  the Company recorded  substantial  discounts related to the purchase of these  covered  assets.  A portion of these  discounts  will be  accretable  to income  over the  economic  life of the loans and will be  dependent  upon the timing  and  success of the
Company's collection efforts on the covered assets.

Liquidity and Capital Resources

The  transaction  significantly  enhanced the liquidity  position of the Bank. The Company  acquired $98.1 million in cash and cash  equivalents,  excluding cash paid by the FDIC to consummate the acquisition,  as well as $5.9 million of  securities  available  for sale.  The acquired  securities  provide  monthly cash flows in the form of principal  and interest  payments.  These  additions to the  Company's  balance sheet represent  additional support for the Company's liquidity needs. In addition,  the Company received $302.2 million in cash from the FDIC to compensate for the liabilities assumed in excess of assets acquired.

Deposits in the amount of $1.56  billion were also  assumed.  Of this amount,  27.8%,  or $433.9  million, were in the form of highly liquid  transaction  accounts.  Certificates of deposit and other time deposits comprised 68.9%, or $1.08 billion, of total deposits.

At December 31, 2009, the Company and the Bank were considered  "well-capitalized"  based on a calculation of relevant  regulatory  ratios.  The transaction did not  significantly  impact the Company or the Bank's capital ratios,  and both remain  "well-capitalized"  after taking into  consideration  the results of the transaction.

Following are the capital ratios at December 31, 2009 and September 30, 2009.

                                                                    December 31, 2009
                                              -----------------------------------------------------------------
                                                  Company                 Bank             Well-capitalized
                                                                                              requirement
                                              ------------------    -----------------    ----------------------
   Total capital (to risk weighted assets)         13.04%               11.24%                    10.00%
   Tier 1 capital (to risk weighted assets)        11.99%               10.33%                     6.00%
   Tier 1 leverage capital                         10.60%                9.45%                     5.00%

                                                                    September 30, 2009
                                              -----------------------------------------------------------------
                                                  Company                 Bank             Well-capitalized
                                                                                              requirement
                                              ------------------    -----------------    ----------------------
   Total capital (to risk weighted assets)          12.30%               11.73%                    10.00%
   Tier 1 capital (to risk weighted assets)         11.13%               10.54%                     6.00%
   Tier 1 leverage capital                           8.33%                7.14%                     5.00%

Financial Statements

Note 2 of the Company's  2009 Annual Report on Form 10-K filed on February 17, 2010,  contains  additional informational  related to the acquired  assets and assumed  liabilities in connection with the acquisition of Peoples First, which should be read in conjunction with this filing.

(d) Exhibits

2.1      Purchase and Assumption Agreement  ("Agreement") with the Federal Deposit Insurance  Corporation,
         Receiver of Peoples First  Community Bank,  Panama City Florida  ("PCFB") and the Federal Deposit
         Insurance  Corporation acting in its corporate  capacity ("FDIC"),  dated as of December 18, 2009
         (filed as Exhibit  10.8 to the  Company's  2009 Annual  Report on Form 10-K on February 17, 2010,
         and incorporated herein by reference).

                                                SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the Registrant has duly caused this
Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      Hancock Holding Company

Date: March 5, 2010                                   By: /S/ Michael M. Achary
                                                          -------------------------------------------------
                                                            Michael M. Achary
                                                            Chief Financial Officer

Form 8-K                                                                           Hancock Holding Company

                                              Exhibit Index

Exhibit No.      Description

2.1              Purchase and Assumption Agreement ("Agreement") with the Federal Deposit Insurance
                 Corporation, Receiver of Peoples First Community Bank, Panama City Florida ("PCFB") and
                 the Federal Deposit Insurance Corporation acting in its corporate capacity ("FDIC"), dated as of December 18, 2009 (filed as Exhibit 10.8 to Form 10-K on February 17, 2010, and incorporated herein by reference).